SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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MannKind Corporation

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to be held on June 2, 2011, for MannKind Corporation
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/mnkd. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under new United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2011 Annual Meeting and need YOUR participation.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, please make this request on or before May 20, 2011.

For a Convenient Way to VIEW Proxy Materials — and — VOTE Online go to: www.proxydocs.com/mnkd
Proxy Materials Available to View or Receive:
1. Proxy Statement 2. Annual Report
Printed materials may be requested by one of the following methods:

INTERNET	TELEPHONE		*E-MAIL
www.investorelections.com/mnkd	(866) 648-8133		paper@investorelections.com

You must use the 12 digit control number located in the shaded gray box below.		*
If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting materials.

ACCOUNT NO.	SHARES

MannKind Corporation Notice of Annual Meeting

Date:	Thursday, June 2, 2011
Time:	10:00 A.M. PDT
Place:	MannKind Corporation, 28903 North Avenue Paine, Valencia, California 91355

The purpose of the Annual Meeting is to take action on the following proposals:
1.	Election of Directors Nominees

01 Alfred E. Mann	04 Ronald Consiglio	07 David H. MacCallum
02 Hakan S. Edstrom	05 Michael Friedman	08 Henry L. Nordhoff
03 Abraham E. Cohen	06 Kent Kresa	09 James S. Shannon
2.	To approve an amendment to Mannkind’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 200,000,000 shares to 250,000,000 shares;

3.	To approve an amendment to MannKind’s 2004 Equity Incentive Plan;

4.	To approve, on an advisory basis, the compensation of the named executive officers of Mannkind, as disclosed in Mannkind’s proxy statement for the Annual Meeting;

5.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory vote on the compensation of the named executive officers of Mannkind;

6.
To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent registered public accounting firm of Mannkind for its fiscal year ending December 31, 2011.

The Board of Directors recommends that you vote FOR all nominees in proposal 1, FOR proposals 2, 3, 4 and 6 and for the selection 1 YEAR on proposal 5.
Should you require directions to the annual meeting, please call (661) 775-5300.
Vote In Person Instructions: While we encourage stockholders to vote by the means indicated above, a stockholder is entitled to vote in person at the annual meeting. Additionally, a stockholder who has submitted a proxy before the meeting, may revoke that proxy in person at the annual meeting.